Exhibit 10.2

DIRECTOR ARRANGEMENTS AGREEMENT

THIS DIRECTOR ARRANGEMENTS AGREEMENT (this “Agreement”) dated as of October 2, 2015 is between Google Inc., a Delaware corporation (“Google”), and Alphabet Inc., a Delaware corporation (“Alphabet”).

RECITALS

WHEREAS, Google has previously entered into offer letters with certain of the current members of Google’s Board of Directors (the “Offer Letters) in respect of such individuals’ service to Google;

WHEREAS, the Board of Directors of Alphabet has determined that it is in the best interests of Alphabet for Alphabet enter into an agreement with Google providing for Alphabet’s performance of obligations under the Offer Letters as if Alphabet, and not Google, were the signatory thereto, from and after the date hereof, with Google having no further obligations under the Offer Letters from and after the date hereof;

WHEREAS, the Board of Directors of Google has determined that it is in the best interests of Google to agree to enter into such an agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Google and Alphabet hereby agree as follows:

SECTION 1. OFFER LETTERS

(a) Alphabet hereby agrees to assume to perform any and all obligations to the individual signatories under the Offer Letters from and after the date hereof in accordance with the terms of such Offer Letters as if Alphabet, and not Google, were the signatory thereto and all references to Google therein were replaced with references to Alphabet, and from and after the date hereof, Google shall have no further obligations under the Offer Letters.

(b) Each of Google and Alphabet agree that the individual signatories to the Offer Letters and their heirs and assignees shall be express third-party beneficiaries of this Section 1 of this Agreement and entitled to enforce directly such section and the contractual rights against Alphabet under their Offer Letters granted pursuant to this Section 1.

SECTION 2. MISCELLANEOUS

(a) Each of Google and Alphabet will, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Director Arrangements Agreement as of the date first written above.

GOOGLE INC.
a Delaware corporation

By:	/s/ Christine Flores
Name:	Christine Flores
Title:	Assistant Secretary

ALPHABET INC.
a Delaware corporation

By:	/s/ Kent Walker
Name:	Kent Walker
Title:	Assistant Secretary

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